FOR IMMEDIATE RELEASE

CYALUME TECHNOLOGIES HOLDINGS, INC. REPORTS

FIRST QUARTER 2013 FINANCIAL RESULTS

West Springfield, Mass., May 6, 2013 – Cyalume Technologies Holdings, Inc. (OTCBB: CYLU) (“the Company” or “Cyalume”) today reported its financial results for the first quarter ended March 31, 2013.

$ in thousands (except per share data)	3 Months Ended		Change
	3/31/13	3/31/12
Revenues	$8,086	$7,994	1.2%
Gross profit	$3,824	$3,629	5.4%
Gross margin	47.3%	45.4%	190 bps
Net income (loss)	$(570)	$(989)	NM*
Adjusted EBITDA **	$751	$761	(1.3)%

* NM – Not meaningful

** Adjusted EBITDA is an important measure because it presents a view of our performance on an ongoing basis without regard to capital structure, capital investment cycles and corresponding ages of related assets among comparable companies. A more detailed description of Adjusted EBITDA and a reconciliation to GAAP net income (loss) is contained later in this release.

Cyalume’s President & CEO, Zivi Nedivi noted, “The slight increase in 2013 first quarter revenues, as compared to the same period of last year, was in line with our expectations, despite the fact that there were no ammunition sales in the current first quarter versus approximately $0.8 million in the first quarter of 2012.”

Mr. Nedivi concluded, “In addition to growing our business organically through a meaningful pipeline of new product launches, current product upgrades and expansion in certain new markets, we continue to strive to expand our business through new partnerships and possible M&A activities.”

Conference Call

Cyalume’s President & CEO, Zivi Nedivi, and CFO, Michael Pellicci will host a conference call on Thursday, May 9, 2013 at 2:30 pm ET to discuss these results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing (201) 493-6739. Please call in 10 minutes before the conference call is scheduled to begin and ask for the Cyalume call. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cyalume.com click on the Investors section, then to the Events and Presentations where the conference call is posted. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Explorer as their browser.

Cyalume Technologies News Release	Page 2
May 6, 2013

 About Cyalume Technologies Holdings, Inc.

Cyalume designs and manufactures non-pyrotechnic tactical products and training solutions for the world's militaries and law enforcement agencies, as well as for certain safety markets. Cyalume is the exclusive supplier to the U.S. and NATO-country militaries for all of their chemical light needs and operates manufacturing facilities in the U.S. and France. Through its subsidiary Cyalume Specialty Products, Cyalume also manufactures specialty chemical components for various markets.

Forward-Looking Statements

This press release and the accompanying scheduled investor conference call include forward-looking statements concerning sales and operating earnings. These forward-looking statements are based upon management's expectations and beliefs concerning future events. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company and which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to: the effect of regional and global economic and industrial market conditions including our expectations concerning their impact on the markets we serve; the effect of conditions in the financial and credit markets and their impact on the Company and our customers and suppliers; the impact of the Company's cost reduction initiatives; the Company's ability to execute its business plan to meet its sales, operating income, cash flow and capital expenditure guidance; the impact on the Company's gross profit margins as a result of changes in product mix; the Company's vulnerability to industry conditions and competition; the effect of any interruption in the Company's supply of raw materials or a substantial increase in the price of raw materials; ongoing capital expenditures and investment in research and development; compliance with any changes in government regulations and environmental and health and safety laws; the effect on the Company's international operations of unexpected changes in legal and regulatory requirements, export restrictions, currency controls, tariffs and other trade barriers, difficulties in staffing and managing foreign operations, political and economic instability, difficulty in accounts receivable collection and potentially adverse tax consequences; the effect of foreign currency exchange rates as the Company's non-U.S. sales continue to increase; reliance for a significant portion of the Company's total revenues on a limited number of large organizations and the continuity of business relationships with major customers; the loss of key personnel; the nature and extent of military operations being conducted by customers.

Actual results and events may differ significantly from those projected in the forward-looking statements. Reference is made to Cyalume's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings, for a description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

The footnotes and other disclosures contained in the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q, and other periodic filings are an integral part of its financial statements and should be read in conjunction with any review of its financial statements.

Cyalume Technologies News Release	Page 3
May 6, 2013

Contact:
Cyalume Technologies Holdings, Inc.	Investor Relations Counsel:
Michael Pellicci	The Equity Group Inc.
Chief Financial Officer	Lena Cati (212) 836-9611
(413) 858-2500	lcati@equityny.com
www.cyalume.com	www.theequitygroup.com

#### ####

Cyalume Technologies News Release	Page 4
May 6, 2013

Cyalume Technologies Holdings, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except shares and per share information)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31, 2013	March 31, 2012

Revenues	$8,086	$7,994
Cost of revenues	4,262	4,365
Gross profit	3,824	3,629

Other expenses (income):
Sales and marketing	1,107	1,242
General and administrative	2,077	1,950
Research and development	463	606
Interest expense, net	580	545
Interest expense – related party	26	10
Amortization of intangible assets	437	477
Change in fair value of contingent consideration	0	317
Other (income) expenses, net	(37)	4
Total other expenses	4,653	5,151

Loss before income taxes	(829)	(1,522)
Benefit from income taxes	(259)	(533)
Net loss	(570)	(989)

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(180)	183
Unrealized gain on cash flow hedges, net of taxes of $(14) and $(7), respectively	25	9
Other comprehensive income (loss)	(155)	192
Comprehensive loss	$(725)	$(797)

Net loss per common share:
Basic	$(0.03)	$(0.05)
Diluted	$(0.03)	$(0.05)

Weighted average shares used to compute net loss per common share:
Basic	20,708,531	18,172,694
Diluted	20,708,531	18,172,694

Cyalume Technologies News Release	Page 5
May 6, 2013

 Cyalume Technologies Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except shares and per share information)

	March 31, 2013 (unaudited)	December 31, 2012
Assets
Current assets:
Cash	$981	$2,695
Accounts receivable, net of allowance for doubtful accounts of $45 and $155, respectively	4,488	3,875
Inventories, net	9,897	9,597
Income taxes refundable	203	173
Deferred income taxes	652	652
Prepaid expenses and other current assets	522	558
Total current assets	16,743	17,550

Property, plant and equipment, net	8,827	9,177
Goodwill	8,160	8,160
Other intangible assets, net	19,743	20,190
Due from related party	4,060	3,972
Other noncurrent assets	0	28
Total assets	$57,533	$59,077

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$400	$0
Current portion of notes payable	17,795	9,734
Accounts payable	2,954	2,934
Accrued expenses	1,746	2,583
Current portion of capital lease obligation	14	14
Derivatives liability	116	169
Total current liabilities	23,025	15,434

Notes payable, net of current portion	0	8,394
Note payable due to related parties	2,100	2,100
Deferred income taxes	3,568	3,862
Asset retirement obligation	187	184
Capital lease obligation, net of current portion	18	22
Contingent legal obligation	3,851	3,806
Total liabilities	32,749	33,802

Commitments and contingencies (Note 9)

Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized, no shares issued or outstanding	0	0
Common stock, $0.001 par value; 50,000,000 shares authorized; 20,738,260 issued and outstanding	21	21
Additional paid-in capital	106,224	105,990
Accumulated deficit	(80,791)	(80,221)
Accumulated other comprehensive loss	(670)	(515)
Total stockholders’ equity	24,784	25,275
Total liabilities and stockholders' equity	$57,533	$59,077

Cyalume Technologies News Release	Page 6
May 6, 2013

Adjusted EBITDA (a Non-GAAP Financial Measure)

Cyalume defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and certain other income or expense items. Management uses Adjusted EBITDA for establishing internal budgets, goals and certain performance bonuses. Internal financial reports including those provided to the Board of Directors, focus on Adjusted EBITDA. Since Adjusted EBITDA is not necessarily an indicator of overall cash flows of Cyalume, management reviews capital budgets and cash flow forecasts in parallel with Adjusted EBITDA analysis. Because Adjusted EBITDA eliminates interest expense, income taxes and depreciation, amortization, non-cash stock-based compensation, foreign currency gains or losses and one-time income or expense items, Cyalume considers this financial measure an important indicator of Cyalume's liquidity, operational strength and performance. Investors may find Adjusted EBITDA useful as it illustrates underlying operating trends in Cyalume's business.

In addition, components of Adjusted EBITDA are a key component in the determination of our compliance with certain covenants under our credit agreements. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA should not be considered in isolation, or as a substitute for net income, cash flows, or other consolidated income or cash flow data presented in accordance with GAAP or as a measure of our liquidity or financial condition. Because Adjusted EBITDA is not a measure determined in accordance with GAAP and is thus susceptible to varying calculations, Adjusted EBITDA as discussed may not be comparable to other similarly titled measures of other companies.

The use of Adjusted EBITDA as a supplemental liquidity measure is useful as it assists management in understanding and evaluating the Company's capacity, excluding the impact of interest, taxes, and non-cash depreciation and amortization charges, for servicing debt and other cash needs, prior to our consideration of the impacts of other potential sources and uses of cash, such as working capital items. Investors may find it useful for these purposes as well. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net cash provided by operating activities, as determined in accordance with GAAP, since it omits the impact of interest, taxes and changes in working capital that use or provide cash (such as receivables, payables and inventories) as well as the sources or uses of cash associated with changes in other balance sheet items (such as long-term loss accruals and deferred items). Because Adjusted EBITDA excludes depreciation and amortization, Adjusted EBITDA does not reflect any cash requirements for the replacement of the assets being depreciated and amortized, which assets will often have to be replaced in the future. Further, Adjusted EBITDA, because it also does not reflect the impact of debt service, income taxes, cash dividends, capital expenditures and other cash commitments, does not represent how much discretionary cash we have available for other purposes. Nonetheless, Adjusted EBITDA is a key measure expected by and useful to our investors, rating agencies and the banking community in the analysis of a Company's ability to service debt, fund capital expenditures and otherwise meet cash needs, respectively. Cyalume also evaluates Adjusted EBITDA because it is clear that movements in these non-GAAP measures impact the Company's ability to attract financing. Adjusted EBITDA, as calculated, may not be comparable to similarly titled measures reported by other companies.

Cyalume Technologies News Release	Page 7
May 6, 2013

Cyalume Technologies Holdings, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(in thousands)

	For the Three	For the Three
	Months Ended	Months Ended
	March 31,	March 31,
	2013	2012

Net Income	$(570)	$(989)

Adjustments to arrive at EBITDA:
Interest expense, net	606	555
Provision for (benefit from) income taxes	(259)	(533)
Depreciation	339	341
Amortization	437	477

EBITDA	553	(149)

Adjustments to arrive at Adjusted EBITDA:
Contingent consideration	0	317
Other expenses (1)	198	593
Adjusted EBITDA	$751	$761

(1)	Inventory step-up amortization, non-cash stock-based compensation and foreign exchange (gains)/losses